Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Biometric Solutions Group, Inc., we hereby consent to the incorporation of our audit report dated November 15, 2002, except for Note 11 as to which the date is December 29, 2004, in the Registration Statements of SAFLINK Corporation (Form S-1, No. 333-68642; Form S-2, No. 333-97221; Forms S-3, Nos. 033-62430, 333-75789, 333-23467, 333-01510, 333-58575, 333-54084, 333-112287; Forms S-8, Nos. 333-97072, 333-74253, 033-68832) filed with the Securities and Exchange Commission.

/s/    AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida

March 12, 2004